UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 12, 2026

NATURAL GAS SERVICES GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 State Street, Suite 400
Southlake, TX 76092
(Address of Principal Executive Offices)
(432) 262-2700
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01	NGS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Flatrock Acquisition
On June 12, 2026, Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Flatrock Compression Holdings LLC, a Delaware limited liability company (“Flatrock”), the holders of all of the membership interests of Flatrock (each, a “Seller” and, collectively, the “Sellers”), and Mule Deer Sky LLC, a Texas limited liability company, solely in its capacity as the Sellers Representative under the Purchase Agreement (the “Sellers Representative”). The transaction closed simultaneously with the execution of the Purchase Agreement on June 12, 2026.
Pursuant to the Purchase Agreement, the Company acquired 100% of the issued and outstanding membership interests (the “Equity Interests”) of Flatrock from the Sellers in exchange for (i) 241,803 shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company (the “Equity Consideration”), (ii) $110 million in cash, subject to customary adjustments for cash, indebtedness, net working capital and transaction expenses, and (iii) the right to receive certain royalty payments pursuant to the Royalty Agreement (as defined below). Of the aggregate consideration, $2,250,000 in cash was deposited into escrow at closing to secure post-closing purchase price adjustment obligations. In connection with the transaction, the Company, Flatrock and the Sellers Representative also entered into a royalty agreement (the “Royalty Agreement”), pursuant to which the Sellers are entitled to receive contingent royalty payments based on future revenues attributable to certain of Flatrock’s products and services. These payments constitute deferred contingent consideration for the Equity Interests.
The Purchase Agreement contains customary representations and warranties for transactions of its type. In addition, the Purchase Agreement contains certain post-closing covenants by the Sellers, including continuing confidentiality obligations. The representations and warranties of the Sellers and Flatrock contained in the Purchase Agreement do not survive the closing, and, except in the case of actual fraud, the Company’s sole and exclusive recourse for breaches of such representations and warranties is the representation and warranty insurance policy obtained by the Company in connection with the transaction covering certain representations and warranties set forth in the Purchase Agreement.
The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the benefit of the parties thereto. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by matters (a) with respect to the Company specifically disclosed in any reports filed by the Company with the Securities and Exchange Commission (the “SEC”) prior to the date of the Purchase Agreement and (b) made in confidential disclosure schedules delivered in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents that the Company files with the SEC.
The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement attached hereto as Exhibit 2.1.
Fifth Amendment to Credit Agreement
On June 12, 2026, the Company and the guarantors from time to time party thereto entered into the Fifth Amendment to Amended and Restated Credit Agreement with Texas Capital Bank, as administrative agent, and the lenders party thereto (the “Fifth Amendment”). Among other changes, the Fifth Amendment provides for additional commitments (the “Additional Commitments”) under the Company’s existing revolving credit facility, increasing the commitments from $400 million to $500 million, and permits the acquisition of Flatrock contemplated by the Purchase Agreement. In connection with the Additional Commitments, Regions Bank joined the credit facility as a new lender, and certain of the existing lenders increased their commitments. The accordion feature of the credit facility remains at $100 million, which if approved by the lenders would increase the maximum commitments to $600 million, subject to collateral availability.
The foregoing description of the Fifth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Fifth Amendment attached hereto as Exhibit 10.1.

Item 2.01 Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Equity Consideration to the Sellers was completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering. The Company relied on this exemption from registration based in part on representations made by the Sellers.
Item 7.01 Regulation FD Disclosures.
On June 15, 2026, the Company issued a press release announcing the closing of the acquisition of Flatrock contemplated by the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
On June 15, 2026, the Company posted supplemental information in an investor presentation (the “Presentation Materials”) regarding the acquisition of Flatrock contemplated by the Purchase Agreement. A copy of the Presentation Materials is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act amended, except as expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, that is required to be disclosed solely by Regulation FD.
Item 9.01  Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired
To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(c)    Pro Forma Financial Information
To be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d)         Exhibits
The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
2.1*	Securities Purchase Agreement dated June 12, 2026 by and among Natural Gas Services Group, Inc., Flatrock Compression Holdings LLC, the holders of all of the membership interests of Flatrock, and Mule Deer Sky LLC.
10.1	Fifth Amendment to Amended and Restated Credit Agreement dated June 12, 2026, among the Company, the other Loan Parties party thereto, Texas Capital Bank, in its capacity as Administrative Agent and the Lenders party thereto.
99.1	Press release issued by the Company on June 15, 2026.
99.2	Presentation materials dated June 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
* Certain annexes, schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes, schedules and exhibits upon request by the SEC.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Date:	June 15, 2026	By:	/s/ Justin C. Jacobs

Justin C. Jacobs
Chief Executive Officer
(Principal Executive Officer)